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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


         Date of Report (Date of earliest event reported): July 13, 2001



                            Global TeleSystems, Inc.
             (Exact name of Registrant as specified in its charter)


  Delaware                       0-23717                         94-3068423
  ------------                  -----------                   -----------------
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


                              4121 Wilson Boulevard
                                    7th Floor
                               Arlington, VA 22203
          (Address of principal executive offices, including zip code)


                                 (703) 258-3401
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

         On July 13, 2001, Global TeleSystems, Inc. (the "Company") announced that it had entered into agreements to exchange (i) 8,165,000 shares of its common stock, par value $.10, ("Common Stock") for $35.5 million aggregate principal amount of its 5.75% Senior Subordinated Debentures due 2010 ("Debentures") and (ii) 21,704,750 shares of Common Stock for 4,340,950 of its Depository Shares, each representing 1/100 of a share of the Company's 7.25% Cumulative Convertible Preferred Stock. Following completion of these transactions, approximately $326.9 million of the Debentures and 5.7 million of the Depository Shares will remain outstanding. These transactions are consistent with the Company's ongoing recapitalization program.

         The Company also announced that the holders of publicly-traded notes issued by its Global TeleSystems (Europe) Ltd. subsidiary, formerly known as Esprit Telecom Group plc ("Esprit Telecom"), have approved Esprit Telecom's Scheme of Arrangement under Part XIII of the UK Companies Act of 1985 (the "Scheme") to restructure the terms of their notes. One-hundred percent of bondholder votes cast were in favor of the scheme. Final approval of the scheme by the High Court (the "Court") of England and Wales is expected in the coming weeks.

         Pursuant to this restructuring, the basic terms of which were announced on March 28, 2001, the company's obligation to repay approximately $500 million of the debt represented by the notes will be exchanged for the holders' receiving a 90% ownership interest in a new company that will own Esprit Telecom as well as the other GTS subsidiaries providing principally voice services to businesses in Western Europe. GTS will own through a subsidiary the remaining 10% of the equity in the new company, and will hold warrants to acquire an additional 10% of the new company.

         The restructuring of the Esprit Telecom bonds is consistent with GTS's overall program to recapitalize its balance sheet by eliminating or reducing its publicly-held debt obligations and preferred stock. Consistent with these plans, GTS also announced that its Global TeleSystems Europe B.V. subsidiary has elected not to make the cash interest payments due on July 15, 2001 on its 10.375% Senior Notes due 2009 and its 10.375% Senior Notes due 2006. The company is currently engaged in restructuring negotiations with representatives of the holders of these notes. The non-payment of cash interest on these bonds will not constitute an event of default under the applicable indentures unless interest is not paid by August 14, 2001, and Deutsche Bank, Dresdner Bank and Bank of America (the "Bank Group"), which are providing financing to GTS' Global TeleSystems Europe Holdings B.V. subsidiary, have agreed to waive until July 31, 2001 any defaults under that subsidiary's credit facility caused by the failure to make these July 15 interest payments.

         The press releases concerning these matters are included as exhibits to this report.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (c)     Exhibits

99.1     Press release regarding the exchanges

99.2 Press release regarding the approval of Esprit Telecom bondholders and default on Global Telesystems Europe B.V. bonds


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, Global TeleSystems, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GLOBAL TELESYSTEMS, INC.


Date:    July 13, 2001                 By:  /s/ Grier C. Raclin
                                            -------------------
                                       Name:  Grier C. Raclin
                                       Title: Executive Vice President; Chief
                                       Administrative Officer; General Counsel;
                                       and Secretary
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                                 EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
   99.1              Press release regarding the exchanges

   99.2 Press release regarding the approval of Esprit Telecom bondholders and default on Global TeleSystems Europe B.V. bonds